UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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PROXY STATEMENT

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MIMEDX GROUP, INC.

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MiMedx Welcomes Dirk Stevens, Ph.D., as Senior Vice President,

Quality Assurance and Regulatory Affairs

Accomplished Regulatory Leader Joins MiMedx Management Team

MARIETTA, Ga., April 28, 2021 — MiMedx Group, Inc. (Nasdaq: MDXG) (“MiMedx” or “the Company”), an industry leader in utilizing amniotic tissue as a platform for regenerative medicine, today announced the addition of Dirk Stevens, Ph.D., as Senior Vice President, Quality Assurance and Regulatory Affairs, effective May 3, 2021. Dr. Stevens, who brings more than 35 years of strategic leadership experience in quality management and regulatory compliance across multiple medical device and pharmaceutical companies, joins MiMedx from Smith & Nephew, plc, where he was accountable for regulatory submissions, compliance, and Commercial Quality Assurance.

Timothy R. Wright, MiMedx Chief Executive Officer, commented, “Over the past two years, we have assembled a capable and cohesive leadership team with domain and subject-matter expertise, and the addition of Dr. Stevens exemplifies our ongoing commitment to advancing the quality standards for both science and manufacturing in our industry. His extensive operational insight, relevant experience in regulatory review and submission processes, and proficiency in quality systems assurance will be instrumental as we continue to advance our late-stage pipeline under Current Good Manufacturing Practice (CGMP) standards. Each employee at MiMedx is laser-focused on ensuring that our products can safely, effectively, and efficiently reach the patients who need them. We are thrilled to welcome Dr. Stevens to the MiMedx team.”

Dr. Stevens remarked, “MiMedx is at the forefront of amniotic tissue biologics at a time when the industry is at an inflection point. I’m eager to be part of this moment and look forward to furthering the organization’s efforts to bring transformative treatment options to the people who need them the most.”

About Dirk Stevens, Ph.D.

Dirk Stevens, Ph.D. served as Vice President, Global Regulatory Affairs at Smith & Nephew, plc, since April 2019. During his time at Smith & Nephew, Dr. Stevens developed the company’s organizational regulatory strategy, and worked closely with Wound Management Regulatory on Human Cells, Tissues, and Cellular and Tissue-Based Products (HCT/Ps). Prior to that, Dr. Stevens led Quality Systems and Regulatory Affairs for Fresenius Medical Care, beginning in May 2014. In both roles, he was responsible developing strategic processes for deliverables management and measurement within regulatory affairs systems. Dr. Stevens has served as a quality and regulatory leader in the Medical Device and Pharmaceutical industries, holding jobs of increasing responsibility at companies such as Johnson & Johnson, Baxter Healthcare, and Covidien. In addition, he was an officer in the U.S. Army, spending 5 years in active military service and another 10 years as a Reservist.

Dr. Stevens earned his associate of arts, engineering at New Mexico Military Institute before going on to receive his bachelor of science in civil engineering at the United States Military Academy, West Point, NY.

He continued his education at Keller Graduate School of Management, where he received his master’s degree in business administration before earning his Ph.D. at Walden University.

Important Information

The Company intends to file a definitive proxy statement and associated WHITE proxy card in connection with the solicitation of proxies for the 2021 Annual Meeting with the Securities and Exchange Commission (the “SEC”). Details concerning the nominees of the Company’s board of directors for election at the 2021 Annual Meeting will be included in the proxy statement. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company free of charge from the SEC’s website at www.sec.gov. The Company’s shareholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents from the “SEC Filings” section of the Company’s website at www.mimedx.com.

Participants in the Solicitation

The Company, its directors, its director nominees and certain of its executive officers are participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and certain other individuals and their respective interests in the Company by security holdings or otherwise is set forth in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2020, filed with the SEC on March 8, 2021, and the Company’s definitive proxy statement for the 2020 annual meeting of the Company’s shareholders, filed with the SEC on October 15, 2020. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the proxy statement for the 2020 annual meeting of the Company’s shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the Company’s proxy statement and other relevant materials to be filed with the SEC, if and when they become available. Details regarding the nominees of the Company’s Board of Directors for election at the 2021 Annual Meeting will be included in the Company’s proxy statement, when available.

About MiMedx

MiMedx is an industry leader in utilizing amniotic tissue as a platform for regenerative medicine, developing and distributing placental tissue allografts with patent-protected, proprietary processes for multiple sectors of healthcare. As a pioneer in placental biologics, we have both a core business, focused on addressing the needs of patients with acute and chronic non-healing wounds, and a promising late-stage pipeline targeted at decreasing pain and improving function for patients with degenerative musculoskeletal conditions. We derive our products from human placental tissues and process these tissues using our proprietary methods, including the PURION® process. We employ Current Good Tissue Practices, Current Good Manufacturing Practices, and terminal sterilization to produce our allografts.

MiMedx has supplied over two million allografts, through both direct and consignment shipments. For additional information, please visit www.mimedx.com.

Contact:

Investors

Jack Howarth

404-360-5681

investorrelations@mimedx.com